                                                                    Exhibit 23.3

                  CONSENT OF WILSON SONSINI GOODRICH & ROSATI
                           A PROFESSIONAL CORPORATION

     We consent to the use of our name in the second paragraph under the caption "Experts" in the prospectus, which constitutes part of the Registration Statement for the Common Stock of ORATEC Interventions, Inc. on Form S-1. We further consent to the aforementioned use of our name in any amendments to the aforementioned Registration Statement.

                                       WILSON SONSINI GOODRICH & ROSATI
                                          A PROFESSIONAL CORPORATION

                                       /s/ WILSON SONSINI GOODRICH & ROSATI

Palo Alto, California
January 28, 2000

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